Exhibit 107.1
Calculation of Filing Fee Tables
Form F-3
(Form Type)
Lavoro Limited
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities

Fees to be Paid	Equity	Ordinary shares, par value $0.001 per share	457(o)	(1)(2)	(2)	$150,000,000.00	0.0001476	$22,140.00	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/As	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Carry Forward Securities

Carry Forward Securities	Equity	Ordinary shares, par value $0.001 per share	415(a)(6)	111,557,151	$6.84	$763,050,912.84	0.0001102	N/A	Form F-1	333-270791	05/25/2023	84,088.21(3)
Carry Forward Securities	Equity	Ordinary shares, par value $0.001 per share, issuable on exercise of Warrants	415(a)(6)	10,083,606	$11.50	$115,961,469.00	0.0001102	N/A	Form F-1	333-270791	05/25/2023	12,778.95(3)
Total Offering Amounts						$1,029,012,381.84		$22,140.00
Total Fees Previously Paid								$96,867.16
Total Fee Offsets								$96,867.16
Net Fee Due								$22,140.00

*    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering an indeterminate number of additional securities as may be issued to prevent dilution resulting from share dividends, share splits or similar transactions.
(1)     This registration statement relates to the issuance of up to US$150,000,000.00 of Class A ordinary shares, US$0.001 par value per share (the “Ordinary Shares”) of the Registrant. The amount to be registered and proposed maximum aggregate offering price per Ordinary Share will be determined from time to time by the registrant in connection with the issuance by the registrant of the Ordinary Shares hereunder. The aggregate maximum offering price of all Ordinary Shares issued by the registrant pursuant to the registration statement shall not have a maximum aggregate offering price that exceeds US$150,000,000.00 or the equivalent at the time of offering in any other currency.

(2)    Omitted pursuant to Rule 457(o) under the Securities Act.
(3)      Of the aggregate $1,029,012,381.84 of securities being offered herein, $879,012,381.84 of securities registered were previously registered pursuant to a registration statement on Form F-1 (Registration No. 333-270791) originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 23, 2023 and declared effective on May 25, 2023 (the “First Original Registration Statement”), and subsequently amended via Post-Effective Amendment No. 1 to the First Original Registration Statement, filed with the SEC on November 13, 2023 and declared effective on November 21, 2023 (the “First POS AM Registration Statement”) remain unsold and are hereby carried forward to this Registration Statement on Form F-3 in reliance on Rule 415(a)(6) under the Securities Act of 1933. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes: (A) the resale of (i) 10,000,000 Ordinary Shares issued to The Production Board, LLC (“The Production Board”) in exchange for 10,000,000 Class A ordinary shares of TPB Acquisition Corp. I (“TPB SPAC”) acquired by The Production Board in a private placement under the TPB PIPE investment consummated in connection with the business combination (the “Business Combination”) among, inter alia, New Lavoro, TPB SPAC and Lavoro Agro Limited (“Lavoro”), pursuant to that certain business combination agreement dated as of September 14, 2022, as amended, supplemented, or otherwise modified from time to time (the “Business Combination Agreement”), (ii) 2,830,750 Ordinary Shares issued to certain Selling Securityholders named in this registration statement in exchange for 2,830,750 TPB SPAC Class A ordinary shares that were held by such Selling Securityholders pursuant to the Forward Purchase Agreements (as defined in this registration statement) entered into in connection with the Business Combination, and (iii) 98,726,401 Ordinary Shares issued to former shareholders of Lavoro and (B) the issuance by the Registrant of an aggregate of (i) up to 6,012,099 Ordinary Shares issuable upon the exercise of 6,012,099 warrants to purchase Ordinary Shares that were issued pursuant to the Business Combination Agreement (the “Public Warrants”) in exchange for warrants that were issued in the initial public offering of TPB SPAC and that were previously exercisable for TPB SPAC Class A ordinary shares and (ii) up to 4,071,507 Ordinary Shares issuable upon the exercise of 4,071,507 warrants to purchase Ordinary Shares held by TPB Acquisition Sponsor I, LLC (the “Sponsor”) that were issued pursuant to the Business Combination Agreement (the “Private Warrants” and together with the Public Warrants, the “Warrants”) in exchange for warrants that were issued in a private placement to the Sponsor in connection with the initial public offering of TPB SPAC and that were previously exercisable for TPB SPAC Class A ordinary shares. In accordance with the SEC staff’s position on Rule 415(a)(6), the offering of any securities registered on the First POS AM Registration Statement will be deemed terminated as of the effective date of this registration statement.